Exhibit 99.1

FOR IMMEDIATE RELEASE

Lantronix Reports $11.5M in Net Revenue for

the Third Quarter of Fiscal 2017

--Company Reports GAAP Net Loss of $0.01 per Share; Fifth Consecutive Quarter of Non-GAAP Profitability--

Irvine, Calif., April 27, 2017 – Lantronix, Inc. (NASDAQ: LTRX) a global provider of secure data access and management solutions for Internet of Things (IoT) and information technology (IT) assets, today reported results for the third quarter of its fiscal year 2017 ended March 31, 2017.

Financial Highlights for Third Fiscal Quarter

•	Net revenue of $11.5 million
•	Gross profit margin of 55.5%
•	GAAP net loss of $162,000 or $0.01 per share
•	Non-GAAP net income of $484,000
•	Generated $627,000 in cash from operating activities
•	Cash and cash equivalents grew to $7.4 million

Operational and Product Highlights:

▪	Net revenue for the third quarter of fiscal 2017 increased 16% from the same period in fiscal 2016 and 3% from the second quarter of fiscal 2017.

▪	Sales of the company’s IoT products grew by 14% during the third quarter of fiscal 2017 compared with the same period in fiscal 2016.

▪	Sales of the company’s IT Management products grew by 93% during the third quarter of fiscal 2017 compared with the same period in fiscal 2016.

▪	In January, the company introduced a technology preview of its MACH10™ software platform. MACH10™ is a multi-dimensional management software platform designed specifically to enable IoT OEMs (original equipment manufacturers) to quickly and profitably deliver web-scale IoT applications and services.

▪	In February, Intel IoT veteran Shahram Mehraban joined the company as vice president of marketing. Prior to joining Lantronix, Mehraban served as marketing director and chief of staff of the industrial and energy solutions division of Intel’s IoT Group, where he played a key role in expanding the company’s industry visibility in key IoT verticals, and served as part of the IoT executive team that delivered innovative end-to-end solutions for the industrial IoT market.

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▪	In March, the company previewed the xPico 200 product family of embedded IoT gateways at Embedded World 2017 in Nürnberg, Germany. xPico 200 series will feature advanced enterprise security, networking intelligence, and pre-integration with Lantronix’s MACH10 management software platform in a compact 17mm by 25 mm footprint.

“I’m pleased to report that we delivered 16% year-over-year topline growth, as well as our fifth consecutive quarter of non-GAAP net income,” said Jeffrey Benck, Lantronix president and CEO. “During the third quarter, we continued to gain market share in the management console business, as we more than doubled the revenue of our SLC 8000 product family over the third quarter of FY 2016. With the unveiling of our MACH10 IOT management platform strategy, we continued to demonstrate our commitment to delivering complete solutions for the IoT market and making progress against our strategic plan.”

Financial Results for the Third Quarter of Fiscal Year 2017

Net revenue was $11.5 million for the third quarter of fiscal 2017, compared with $10.0 million for the third quarter of fiscal 2016, and $11.2 million for the second quarter of fiscal 2017.

Gross profit margin was 55.5% for the third quarter of fiscal 2017, compared to 48.0% for the third quarter of fiscal 2016, and 51.8% for the second quarter of fiscal 2017.

Operating expenses were $6.5 million for the third quarter of fiscal 2017, compared with $5.2 million for the third quarter of fiscal 2016, and $5.7 million for the second quarter of fiscal 2017. Increase in operating expenses was due in part to higher variable compensation expenses driven by strong year-over-year revenue growth and charges related to the restructuring of the European sales organization.

GAAP net loss for the third quarter of fiscal 2017 was $162,000 or $0.01 per share, compared with GAAP net loss of $456,000, or $0.03 per share, for the third quarter of fiscal 2016, and GAAP net income of $41,000, or $0.00 per share, for the second quarter of fiscal 2017.

Non-GAAP net income for the third quarter of fiscal 2017 was $484,000, compared with non-GAAP net income of $189,000 for the third quarter of fiscal 2016, and non-GAAP net income of $444,000 for the second quarter of fiscal 2017. For additional information regarding the company’s non-GAAP results, see “Discussion of Non-GAAP Financial Measures” below.

Conference Call and Webcast

Lantronix will host an investor conference call with a simultaneous audio webcast today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its fiscal 2017 third quarter results. To access the live conference call, investors should dial 1-844-802-2442 (US) or 1-412-317-5135 (international) and indicate that they are participating in the Lantronix Fiscal Year 2017 Third Quarter call. The webcast will be available simultaneously via the investor relations section of the company’s website at www.lantronix.com.

Investors can access a replay of the conference call starting at approximately 5:00 p.m. Pacific Time today at www.lantronix.com. A telephonic replay will also be available through May 4, 2017 by dialing 1-877-344-7529 (US) or 1-412-317-0088 (international) and entering passcode 10105368.

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About Lantronix

Lantronix, Inc. is a global provider of secure data access and management solutions for Internet of Things (IoT) and information technology (IT) assets. Our mission is to be the leading supplier of IoT gateways that enable companies to dramatically simplify the creation, deployment, and management of IoT projects while providing secure access to data for applications and people.

With more than two decades of experience in creating robust machine to machine (M2M) technologies, Lantronix is an innovator in enabling our customers to build new business models and realize the possibilities of the Internet of Things. Our connectivity solutions are deployed inside millions of machines serving a wide range of industries, including data center, medical, security, industrial, transportation, retail, financial, environmental and government.

For more information, visit www.lantronix.com.

Learn more at the Lantronix blog, www.lantronix.com/blog, featuring industry discussion and updates. To follow Lantronix on Twitter, please visit www.twitter.com/Lantronix. View our video library on YouTube at www.youtube.com/user/LantronixInc or connect with us on LinkedIn at www.linkedin.com/company/lantronix.

Discussion of Non-GAAP Financial Measures

Lantronix believes that the presentation of non-GAAP financial information, when presented in conjunction with the corresponding GAAP measures, provides important supplemental information to management and investors regarding financial and business trends relating to the company's financial condition and results of operations. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends to gain an understanding of our comparative operating performance. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations of the non-GAAP financial measures to the financial measures calculated in accordance with GAAP should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP net income (loss) consists of net income (loss) excluding (i) non-GAAP adjustments to operating expenses, (ii) interest income (expense), (iii) other income (expense), (iv) income tax provision (benefit), and (v) severance and restructuring charges.

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Forward-Looking Statements

This news release contains forward-looking statements, including statements concerning our sales expansion efforts, our product development efforts, and our projected operating and financial performance. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. We have based our forward-looking statements on our current expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our results or experiences, or future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this news release. Some of the risks and uncertainties that may cause actual results to differ from those expressed or implied in the forward-looking statements are described in “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, as well as in our other filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the NASDAQ Stock Market, LLC. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

Investor Relations Contacts:

Jeremy Whitaker

Chief Financial Officer

949-453-3990

E.E. Wang

Director, Corporate Marketing and Investor Relations

investors@lantronix.com

949-614-5879

© 2017 Lantronix, Inc. All rights reserved. Lantronix and TruPort are registered trademarks, and MACH10 is a trademark, of Lantronix, Inc. All other trademarks and trade names are the property of their respective holders.

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LANTRONIX, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	June 30,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$7,389	$5,962
Accounts receivable, net	2,827	3,164
Inventories, net	7,664	6,584
Contract manufacturers' receivable	314	369
Prepaid expenses and other current assets	536	580
Total current assets	18,730	16,659
Property and equipment, net	1,278	1,569
Goodwill	9,488	9,488
Other assets	49	63
Total assets	$29,545	$27,779

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,719	$2,721
Accrued payroll and related expenses	2,623	1,817
Warranty reserve	116	138
Other current liabilities	3,344	2,922
Total current liabilities	8,802	7,598
Long-term capital lease obligations	71	116
Other non-current liabilities	378	347
Total liabilities	9,251	8,061

Commitments and contingencies

Stockholders' equity:
Common stock	2	2
Additional paid-in capital	210,104	209,297
Accumulated deficit	(190,183)	(189,952)
Accumulated other comprehensive income	371	371
Total stockholders' equity	20,294	19,718
Total liabilities and stockholders' equity	$29,545	$27,779

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LANTRONIX, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,
	2017	2016	2016	2017	2016
Net revenue (1)	$11,524	$11,222	$9,964	$33,686	$30,077
Cost of revenue	5,126	5,410	5,186	15,776	15,643
Gross profit	6,398	5,812	4,778	17,910	14,434
Operating expenses:
Selling, general and administrative	4,414	3,873	3,469	12,129	11,008
Research and development	2,126	1,873	1,744	5,944	5,131
Total operating expenses	6,540	5,746	5,213	18,073	16,139
Income (loss) from operations	(142)	66	(435)	(163)	(1,705)
Interest expense, net	(5)	(6)	(8)	(18)	(23)
Other income (expense), net	2	4	–	3	47
Loss before income taxes	(145)	64	(443)	(178)	(1,681)
Provision for income taxes	17	23	13	47	34
Net income (loss)	$(162)	$41	$(456)	$(225)	$(1,715)
Net income (loss) per share (basic)	$(0.01)	$0.00	$(0.03)	$(0.01)	$(0.11)
Net income (loss) per share (diluted)	$(0.01)	$0.00	$(0.03)	$(0.01)	$(0.11)
Weighted-average common shares (basic)	17,522	17,347	15,225	17,374	15,163
Weighted-average common shares (diluted)	17,522	17,703	15,225	17,374	15,163
Net revenue from related parties	$–	$–	$–	$–	$113

(1) Includes net revenue from related parties

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LANTRONIX, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(In thousands)

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,
	2017	2016	2016	2017	2016

GAAP net income (loss)	$(162)	$41	$(456)	$(225)	$(1,715)
Non-GAAP adjustments:
Cost of revenue:
Share-based compensation	12	13	14	36	52
Depreciation and amortization	87	84	120	260	393
Total adjustments to cost of revenue	99	97	134	296	445
Selling, general and administrative:
Share-based compensation	169	162	131	480	484
Employer portion of withholding taxes on stock grants	4	5	–	9	4
Depreciation and amortization	56	56	55	166	171
Total adjustments to selling, general and administrative	229	223	186	655	659
Research and development:
Share-based compensation	43	45	41	129	135
Employer portion of withholding taxes on stock grants	1	–	–	1	–
Depreciation and amortization	8	13	16	29	50
Total adjustments to research and development	52	58	57	159	185
Severance charges	–	–	–	–	286
Restructuring charges	246	–	247	246	247
Total non-GAAP adjustments to operating expenses	527	281	490	1,060	1,377
Interest expense, net	5	6	8	18	23
Other income (expense), net	(2)	(4)	–	(3)	(47)
Provision for income taxes	17	23	13	47	34
Total non-GAAP adjustments	646	403	645	1,418	1,832
Non-GAAP net income	$484	$444	$189	$1,193	$117

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LANTRONIX, INC.

UNAUDITED NET REVENUES BY PRODUCT LINE AND REGION

(In thousands)

	Three Months Ended			Nine Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016	March 31, 2017	March 31, 2016
IoT	$8,644	$8,304	$7,573	$24,817	$22,542
IT Management	2,569	2,265	1,331	7,271	3,997
Other	311	653	1,060	1,598	3,538
	$11,524	$11,222	$9,964	$33,686	$30,077

	Three Months Ended			Nine Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016	March 31, 2017	March 31, 2016
Americas	$6,625	$6,453	$5,027	$19,244	$15,339
EMEA	3,392	3,122	3,190	9,615	9,831
Asia Pacific Japan	1,507	1,647	1,747	4,827	4,907
	$11,524	$11,222	$9,964	$33,686	$30,077

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